SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    Form 8-K

                              --------------------

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 28, 2003

                          APPALACHIAN BANCSHARES, INC.
               (Exact Name of Registrant as Specified in Charter)

                                   000-21383
                             ----------------------
                            (Commission File Number)

         Georgia                                          58-2242407
----------------------------                    -------------------------------
(State or other jurisdiction                   (IRS Employer Identification No.)
       of incorporation)


                   829 Industrial Blvd, Ellijay, Georgia 30540
                    (Address of principal executive offices)

                                 (706) 276-8000
              (Registrant's telephone number, including area code)

                                    No change
(Former name,former address,and former fiscal year,if changed since last report)

Item 5. Other Events.

     On October 22, 2003, Appalachian Bancshares, Inc. (the "Registrant") issued a press release announcing an increase in its regulatory capital, resulting from the issuance and sale, on August 28, 2003, of $6,000,000 of Appalachian Capital Trust I preferred securities. A copy of the press release issued by the Registrant is filed herewith as Exhibit 99.


Item 7. Financial Statements and Exhibits

     (c)  Exhibits

          Exhibit No.                       Description
          -----------   --------------------------------------------------------

                99      Press release of Registrant dated October 22, 2003.

                10.1 Amended and Restated Declaration of Trust, dated as of August 28, 2003, by and among Appalachian Bancshares, Inc., as Sponsor, Wilmington Trust Company, as Institutional Trustee and Delaware Trustee, and Tracy Newton and Darren Cantlay, as Administrators of Appalachian Capital Trust I.

                10.2    Indenture,   dated  as  of  August  28,  2003,   between
                        Appalachian Bancshares, Inc., as issuer, and Wilmington Trust Company, as trustee.

                10.3 Guarantee Agreement, dated as of August 28, 2003, between Appalachian Bancshares, Inc., as guarantor, and Wilmington Trust Company, as trustee.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    APPALACHIAN BANCSHARES, INC.

October 22, 2003                                     /s/ Darren M. Cantlay
                                                    ----------------------------
                                                    Darren M. Cantlay
                                                    Chief Financial Officer

                                                                      Exhibit 99
                                                                     -----------


              APPALACHIAN BANCSHARES, INC. ANNOUNCES AN INCREASE IN
                 REGULATORY CAPITAL FROM THE SALE OF $6,000,000
                          OF TRUST PREFERRED SECURITIES

ELLIJAY, GEORGIA - (PR Newswire) - October 22, 2003 - Appalachian Bancshares, Inc. (the "Company") (Other OTC: APAB.PK) today announced that its Tier 1 regulatory capital has been increased by $6,000,000, or approximately 20%, from the proceeds of its issuance and sale of $6,000,000 of Appalachian Capital Trust I preferred securities on August 28, 2003 (the "Trust Preferred Securities"). On September 9, 2003, the Company used $4,009,634 of the proceeds of the sale to prepay its outstanding correspondent-bank lines of credit, and on September 29, 2003, contributed $500,000 of the proceeds to the capital of Appalachian Community Bank, the Company's wholly-owned subsidiary (the "Bank"). The remaining balance of the proceeds, in the amount of $1,490,366, will be retained by the Company for operating expenses and as a future source of capital for the Bank.

The Trust Preferred Securities have a maturity date of August 8, 2033, with quarterly interest, payable on the 8th day of each February, May, August and November, at the rate of three (3%) percent over the three-month London
Interbank Offered Rate, as reported at the end of the preceding calendar quarter.

Tracy R. Newton, President and CEO of the Company, stated that "The increase in the regulatory capital of the Company and the Bank puts us in an excellent financial position and bodes well for the Company's future business activities and regulatory relationships."


About Appalachian Bancshares, Inc.
----------------------------------
Appalachian Bancshares, Inc., is a bank holding company that owns all of the outstanding shares of capital stock of Appalachian Community Bank. The Company, through Appalachian Community Bank, engages in a full range of banking services in northern Georgia, through banking offices located in Ellijay, East Ellijay, Blue Ridge and Blairsville, Georgia. The main banking office of the Company, which is located in Ellijay, Georgia, is operated under the trade name "Gilmer County Bank."

Please contact Tracy R. Newton,  Chief Executive Officer,  or Darren M. Cantlay,
Chief  Financial  Officer,   with  any  questions  or  requests  for  additional
information, at 706-276-8000.

Certain statements in the release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," "continue," or the negatives thereof, or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of the Company, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, the Company's financial performance and could cause actual results for 2003 and beyond to differ materially from those expressed or implied in such forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.